As filed with the Securities and Exchange Commission on August 7, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Stride, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4774688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11720 Plaza America, 9th Floor

Reston, VA 20190

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2016 Equity Incentive Award Plan

(Full title of the plan)

Vincent W. Mathis	Copy to:
Executive Vice President, General Counsel	Julia A. Thompson
and Secretary	Latham & Watkins LLP
11720 Plaza America	555 11th Street, NW
9th Floor	Suite 1000
Reston, VA 20190	Washington, DC 20004
(703) 483-7000	(202) 637-2200

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed in order to register 639,745 shares of common stock, $0.0001 par value per share (“Common Stock”), of Stride, Inc. (the “Company” or the “Registrant”) that may be issued to participants pursuant to the Company’s Amended and Restated 2016 Equity Incentive Award Plan (the “Plan”), resulting from the “recycling” provisions of the Plan, which provide that unissued shares of Common Stock subject to certain forfeited, canceled, terminated or expired equity awards, and shares of Common Stock delivered to, or retained by, the Company to satisfy applicable tax withholding obligations of certain equity awards, may be re-issued under the Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on January 25, 2023 (File No. 333-269399) is incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.             Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the Commission on August 7, 2024;

2.	The Registrant’s Current Report on Form 8-K filed with the Commission on May 17, 2024; and

3.	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A (No. 001-33883) filed on December 11, 2007, under the Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents, except as to any portion of any document, including portions of a Current Report furnished under Items 2.02 or 7.01 of Form 8-K, that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement conflicts with a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Fifth Restated Certificate of Incorporation of Stride, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on December 16, 2020, File No. 001-33883).
4.2	Fifth Amended and Restated Bylaws of Stride, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on August 9, 2023, File No. 001-33883).
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of BDO USA, P.C.
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Amended and Restated 2016 Equity Incentive Award Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 26, 2022, File No. 001-33883).
99.2	Form of Stock Option Agreement under the 2016 Incentive Award Plan (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2017, filed with the SEC on August 9, 2017, File No. 001-33883).
99.3	Form of Restricted Stock Award Agreement under the 2016 Incentive Award Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2017, filed with the SEC on August 9, 2017, File No. 001-33883).
99.4	Form of Performance Share Unit Agreement under the 2016 Incentive Award Plan (incorporated by reference to Exhibit 10.1, to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, filed with the SEC on January 24, 2023, File No. 001-33883).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, state of Virginia, on the 7th day of August, 2024.

STRIDE, INC.

By:	/s/ James J. Rhyu
James J. Rhyu Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints jointly and severally, James J. Rhyu, Donna M. Blackman and Vincent W. Mathis and each of them, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James J. Rhyu	Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2024
James J. Rhyu

/s/ Donna M. Blackman	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 7, 2024
Donna M. Blackman

/s/ Craig R. Barrett	Chair of the Board	August 7, 2024
Craig R. Barrett

/s/ Aida M. Alvarez	Director	August 7, 2024
Aida M. Alvarez

/s/ Steven B. Fink	Director	August 7, 2024
Steven B. Fink

/s/ Robert E. Knowling, Jr.	Director	August 7, 2024
Robert E. Knowling, Jr.

/s/ Allison Lawrence	Director	August 7, 2024
Allison Lawrence

/s/ Liza McFadden	Director	August 7, 2024
Liza McFadden

/s/ Ralph Smith	Director	August 7, 2024
Ralph Smith

/s/ Joseph A. Verbrugge	Director	August 7, 2024
Joseph A. Verbrugge